EXHIBIT 10.358




              MEMORANDUM OF UNDERSTANDING AND CONSULTING AGREEMENT


This Memorandum of Understanding and Consulting Agreement (the "Agreement"), dated as of February 2, 2001, is by and between Pollution Research and Control Corp. (the "Company") and Steven Sion or his assignee(s), (the "Consultant"). All references to stock, shares, or options shall be that of the Company.

WHEREAS, Company has retained Consultant to assist Corporation in a possible stock transaction with Grace Productions and/or Nettires;

WHEREAS, Company has borrowed certain monies from Consultant;

WHEREAS, Consultant has provided certain services and has participated in, or may participate in the future, various monetary arrangements with Company; and

WHEREAS, Company and consultant wish to reduce to writing, including any modifications of existing written instruments, any and all of their verbal arrangements to the mutual satisfaction of both parties.

IT IS HEREBY AGREED AS FOLLOWS:

1. Lee Sion and Consultant presently own 25,000 options each with a $3.10 strike price. Said total of 50,000 options shall be reduced to a strike price equal to that of the lowest offered on the date the Nettires deal is executed (the "Date").

2. On said Date, Consultant shall receive a convertible note from Company for $300,000 @ 12% simple interest due and payable on or before 12/31/01. It may be converted at $1.50/share. If for any reason the total consideration of stock purchase and/or loan shall result in monies totalling less than $3,000,000, the note shall be reduced prorata based on the previously agreed upon finder's fee of 10%.

3. On the Date, Consultant shall receive 100,000 free shares plus 100,000 free options with a strike price of $1.50/share with a 3 year option period.

4. Consultant presently holds a Promissory Note from Company dated 12/22/00 in the amount of $650,000 (the "Note"). The Note shall be paid as follows:

     A)   $100,000 of principal on 2/20/01


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     B)   $13,000 accrued interest on 2/20/01

     C)   $550,000 of principal on 3/22/01 (30 days) and

     D)   $5,500 of accrued interest on 3/22/01

     Notwithstanding this Paragraph 4, all other rights under that Note shall remain.

5. Upon receipt of all monies due under the modified $650,000 obligation, Consultant shall have 90 days to elect to purchase 228,571 additional shares at .875/share for a total of $200,000. If Consultant elects to purchase those shares, Consultant will also receive 228,571 options with a strike price of .875/share with a 3 year option period. This will be in lieu of a similar arrangement detailed in the 12/22/00 Note. Consultant shall not be entitled to those rights referenced in the Note plus the rights described in this Paragraph 5.

6. Pat Cudd, Esq. will register all of these shares and options in the same S-3 filing that Company will be doing for Grace Productions about April 1-15. If any rights under this Agreement accrue subsequent to said S-s filing, Ms. Cudd will immediately take any and all steps necessary to register those shares or options. In addition, Ms. Cudd will file any paperwork on behalf of Consultant with the SEC or other government agency which is required under law as a result of these stock and option arrangements.

7. Paragraphs 1,2,3, and 4 are explicitly dependent upon not only the execution by both the Company and Grace Productions of their Stock Purchase and Exchange Agreement, but said paragraphs shall be null and void unless Grace Productions, or its representatives, tenders the first $1,000,000 pursuant to their understanding. Once said $1,000,000 has been delivered to the Company or an agreed upon escrow agent, Paragraphs 1-4 will be deemed to have full legal effect.

8. Notwithstanding Paragraph 7 or any other implications herein, both Company and Consultant specifically acknowledge that Paragraph 5 herein shall have full legal effect; the only difference being that Company's payment of the Note shall be fully due and payable on February 20, 2001 as opposed to the schedule set forth in Paragraph 4 herein.

9. This Agreement shall be construed and governed by the laws of the State of Nevada. All parties thereto agree that jurisdiction to resolve any and all disputes shall lie with Nevada.

AGREED TO AND ACCEPTED AS OF THE SECOND DAY OF FEBRUARY, 2001.



COMPANY:   POLLUTION RESEARCH AND CONTROL CORP.



By: /s/ Albert E. Gosselin
---------------------------------------------
Albert E. Gosselin, President


CONSULTANT:


By: /s/ Steven P. Sion
---------------------------------------------
Steven P. Sion